UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PENN MILLERS HOLDING CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

72 North Franklin Street Wilkes-Barre, Pennsylvania 18773

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 11, 2011
This communication presents only an overview of the more complete proxy materials that are available to you on the internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.
The Proxy material is available at http://www.cfpproxy.com/6717.
Dear Penn Millers Holding Corporation Shareholder:
The 2011 Annual Shareholder Meeting for Penn Millers Holding Corporation will be held at 2:00 p.m. (Eastern Time) on May 11, 2011 at the offices of Penn Millers Holding Corporation, 72 North Franklin Street, Wilkes-Barre, Pennsylvania 18701-1301. The Annual Meeting is for the purpose of considering and acting upon:
1.	To elect the three Class II directors and one Class III director listed herein.

2.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2011 fiscal year.

3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
The Board of Directors is not aware of any other such business. Shareholders of record at the close of business on March 16, 2011 are entitled to vote at the Annual Meeting.
Your Board of Directors recommends a vote “FOR” each of the above proposals.
You may vote by Internet, by phone, by mail or in person. Follow the instructions below if you wish to vote by Internet or by phone. You will need your Shareholder Control Number, which can be found on the bottom right hand corner of this notice. No other personal information will be required in order to vote in this manner.
By Internet — If you have Internet access, you may submit your proxy by going to www.proxyvotenow.com/pmic and by following the instructions on how to complete an electronic proxy card. You will need the 9-digit Control Number below in order to vote by Internet.

By Telephone — If you have access to a touch-tone telephone, you may submit your proxy by dialing (866) 289-1737 and by following the recorded instructions. You will need the 9-digit Control Number below in order to vote by telephone.
If you request a paper copy of these documents and the proxy card in accordance with the instructions below and wish to vote by mail, simply cast your vote on the proxy card, sign, date, and return the proxy card. You may also vote in person at the Annual Meeting. If you wish to vote in person, you will need personal identification and, unless you are a registered holder of Common Stock, evidence of your ownership of Penn Millers Holding Corporation Common Stock as of the close of business on the record date, March 16, 2011.
If you want to receive a paper copy of these documents, you can request one at any time. There is no charge to you for requesting a copy. Please make your request for these reports by April 29, 2011 to facilitate timely delivery. You will need your Shareholder Control Number that can be found in the lower right hand corner of this letter. Then, either:
➢	Call our toll-free number, (800) 951-2405; or

➢	Visit our website at http://www.cfpproxy.com/6717; or

➢	Send us an email at fulfillment@rtco.com.
and enter the Shareholder Control Number when prompted or, if you send us an email, enter it in the subject line.
You will have the opportunity to make your request for paper copies apply to all future shareholder meetings, which you may later revoke at any time.
We ask that you cast your vote promptly. Due to new regulatory changes that will affect your vote on the election of directors, you must vote your proxy for your shares to be represented and voted for the election of directors. Please help save the company additional solicitation costs by voting today.
Thank you for your continued support!
Shareholder Control Number